                                                                    Exhibit 10.6


                            THIRD AMENDMENT TO MORTGAGE
                                     (MEREDITH)


     This Third Amendment to Mortgage made as of the 4th day of September, 1998 by and between DM Management Company ("Mortgagor") and Citizens Bank of Massachusetts ("Mortgagee").

     Reference is made to a certain Mortgage made as of the 30th day of July, 1997 by and between Mortgagor and Mortgagee, which Mortgage is recorded in Book 1429, Page 772 at the Belknap County, New Hampshire Registry of Deeds, as amended by a certain First Amendment to Mortgage dated October 31, 1997, recorded in Book 1442, Page 0267 and by a certain Second Amendment to Mortgage dated March 5, 1998, recorded in Book 1457, Page 0998 at said Registry of Deeds (collectively, the "Mortgage").

     For good and valuable consideration paid by each of the parties to the other, and in further consideration of the mutual covenants and agreements herein contained, it is agreed by and between Mortgagor and Mortgagee that the Mortgage is hereby amended by deleting the entire paragraph following the word "WITNESSETH" and the following is hereby inserted in lieu thereof.

          The Mortgagor hereby grants to Mortgagee, with mortgage covenants, the real property described on Exhibit A (hereinafter called the "Mortgaged Premises") to secure (a) the full payment of the sum of $8,500,000.00, or such lesser amount which shall have been advanced, together with interest and other charges, all as provided in a certain "Revolving Note" of the Mortgagor to the order of the Mortgagee dated June 5, 1997, which note was amended and replaced by a certain "Replacement Revolving Note" dated October 31, 1997 in the face amount of $8,500,000.00, which Note was amended and replaced by a certain "Second Replacement Revolving Note" dated September 4, 1998 in the face amount of $23,500,000, all as provided in a certain Loan Agreement dated June 5, 1997 as amended and restated as of March 5, 1998 and as further amended and restated dated September 4, 1998 herewith and as the same may hereafter be amended (collectively, the "Loan Agreement") together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (b) the full payment of the sum of $1,650,000.00, as provided in a certain "Real Estate Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee, dated July 30, 1997, executed and delivered by the Mortgagor to the Mortgagee, pursuant to the Loan Agreement in the face amount of $1,650,000.00, with interest and other charges as provided therein, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and under a certain "Real Estate Mortgage" (as defined in the Loan Agreement) executed and delivered in connection therewith; (c) the full payment of the sum of $3,600,000.00, with interest and other charges, all as provided in a certain "Term Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee, dated June 5,

     1997, executed and delivered by the Mortgagor to the Mortgagee pursuant to the Loan Agreement, in the original face amount of $3,600,000.00, together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (d) the full payment of the sum of $4,300,000.00, with interest and other charges, all as provided in a certain "New Bridge Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee dated as of March 5, 1998, executed and delivered by the Mortgagor to the Mortgagee pursuant to the Loan Agreement, in the original face amount of $4,300,000.00, as amended and replaced by that certain "Replacement New Bridge Note" (as defined in the Loan Agreement) dated September 4, 1998, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein, and under a certain "Bridge Mortgage" (as defined in the Loan Agreement), executed and delivered in connection therewith as the same may be amended from time to time; (e) the full payment of the sum of $17,000,000.00 as provided in a certain "Short Term Revolving Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee dated March 5, 1998 pursuant to the Loan Agreement in the face amount of $17,000,000.00, as amended and replaced by that certain "Replacement Short Term Revolving Note" (as defined in the Loan Agreement) dated September 4, 1998, together with interest and other charges as provided therein, and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and a certain Assignment of Certificate of Deposit dated as of March 5, 1998, as amended dated September 4, 1998, executed and delivered in connection therewith as the same may hereafter be amended; (f) the full payment and performance by the Mortgagor of all other indebtedness, obligations and liabilities of the Mortgagor to the Mortgagee under the Loan Agreement, direct or indirect, absolute or contingent, now existing or hereafter arising (including, without limitation, all "Obligations", as defined in the Loan Agreement) which Loan Agreement provides, among other things, for the establishment of a "Revolving Loan" (as defined therein) and for the issuance of Letters of Credit pursuant to "L/C Applications" (as defined therein) pursuant to which "Advances" (as defined therein) may be made from time to time, and for repayment of all or a portion of the outstanding balance of such Advances together with interest and other charges, all in accordance therewith, and for the grant of "Loans" (as defined therein) as provided therein; and (g) the full payment and performance of all covenants and agreements herein contained or referred to on the part of the Mortgagor to be kept and performed (collectively hereafter referred to as "Obligations").

     In all other respects, the said Mortgage (as intended herein) shall hereby remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed on this 4th day of September, 1998.

Witness                               DM MANAGEMENT COMPANY


/s/ Richard J. Snyder
------------------------------        By:   /s/ Olga L. Conley
                                         ----------------------------------
                                         Olga L. Conley, Chief Financial Officer

                           COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

     On this 4th day of September, 1998, before me, personally appeared the undersigned officer, Olga L. Conley, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing written instrument as the Chief Financial Officer of DM Management Company in its name and on its behalf and acknowledged that she executed the same for the purposes therein contained.

     IN WITNESS WHEREFORE I have hereunto set my hand and official seal.


                              /s/ Barbara Jean Apel
                              -----------------------------------
                              Notary Public
                              My Commission Expires:   8/12/99
                                                     ------------